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VODAFONE GROUP PLC

(Formerly Known as Vodafone AirTouch Public Limited Company)

AND

VODAFONE AMERICAS INC.

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of October 12, 1988

as amended and restated as of December 26, 1989,

as further amended and restated as of September 16, 1991

as further amended and restated as of June 30, 1999

as further amended and restated as of September 29, 1999

and as further amended and restated as of [    ], 2006

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TABLE OF CONTENTS

ARTICLE I. DEFINITIONS.

SECTION 1.01

AMERICAN DEPOSITARY SHARES.

SECTION 1.02

BENEFICIAL OWNER.

SECTION 1.03

COMMISSION.

SECTION 1.04

CUSTODIAN.

SECTION 1.05

DELIVER; EXECUTE; REGISTER; SURRENDER; TRANSFER; CANCEL.

SECTION 1.06

DEPOSIT AGREEMENT.

SECTION 1.07

DEPOSITARY.

SECTION 1.08

DEPOSITED SECURITIES.

SECTION 1.09

DIRECT REGISTRATION RECEIPT.

SECTION 1.10

DIRECT REGISTRATION SYSTEM

SECTION 1.11

DOLLARS; US$; P; PENCE.

SECTION 1.12

FOREIGN REGISTRAR.

SECTION 1.13

ISSUER.

SECTION 1.14

OWNER.

SECTION 1.15

RECEIPT REGISTER.

SECTION 1.16

RECEIPTS.

SECTION 1.17

REGISTRAR.

SECTION 1.18

SECURITIES ACT OF 1933.

SECTION 1.19

SHARES.

SECTION 1.20

TAX TREATY PAYMENTS.

ARTICLE II. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION  AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.01

FORM AND TRANSFERABILITY OF RECEIPTS.

SECTION 2.02

DEPOSIT OF SHARES.

SECTION 2.03

EXECUTION AND DELIVERY OF RECEIPTS.

SECTION 2.04

TRANSFER OF RECEIPTS; COMBINATION AND SPLIT-UP OF RECEIPTS.

SECTION 2.05

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

SECTION 2.06

LIMITATIONS ON EXECUTION, DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.07

LOST RECEIPTS, ETC.

SECTION 2.08

CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS.

SECTION 2.09

PRE-RELEASE OF RECEIPTS.

ARTICLE III. CERTAIN OBLIGATIONS OF OWNERS  AND BENEFICIAL OWNERS OF RECEIPTS.

SECTION 3.01

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

SECTION 3.02

LIABILITY OF OWNER FOR TAXES.

SECTION 3.03

WARRANTIES ON DEPOSIT OF SHARES.

SECTION 3.04

DISCLOSURE OF INTERESTS.

ARTICLE IV. THE DEPOSITED SECURITIES.

SECTION 4.01

CASH DISTRIBUTIONS.

SECTION 4.02

DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS.

SECTION 4.03

DISTRIBUTIONS IN SHARES.

SECTION 4.04

RIGHTS.

SECTION 4.05

CONVERSION OF FOREIGN CURRENCY.

SECTION 4.06

FIXING OF RECORD DATE.

SECTION 4.07

VOTING OF DEPOSITED SECURITIES.

SECTION 4.08

CHANGES AFFECTING DEPOSITED SECURITIES.

SECTION 4.09

REPORTS.

SECTION 4.10

LISTS OF OWNERS.

SECTION 4.11

WITHHOLDING.

ARTICLE V. THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.01

MAINTENANCE OF OFFICE AND RECEIPT REGISTER BY THE

DEPOSITARY.

SECTION 5.02

PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE ISSUER.

SECTION 5.03

OBLIGATIONS OF THE ISSUER, THE DEPOSITARY AND THE CUSTODIAN.

SECTION 5.04

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR

DEPOSITARY.

SECTION 5.05

THE CUSTODIAN.

SECTION 5.06

NOTICES AND REPORTS.

SECTION 5.07

ISSUANCE OF ADDITIONAL SHARES, ETC.

SECTION 5.08

INDEMNIFICATION.

SECTION 5.09

CHARGES OF DEPOSITARY.

SECTION 5.10

RETENTION OF DEPOSITARY DOCUMENTS.

SECTION 5.11

COMPLIANCE WITH U.S. SECURITIES LAWS.

ARTICLE VI. AMENDMENT AND TERMINATION.

SECTION 6.01

AMENDMENT.

SECTION 6.02

TERMINATION.

ARTICLE VII. MISCELLANEOUS.

SECTION 7.01

COUNTERPARTS.

SECTION 7.02

NO THIRD PARTY BENEFICIARIES.

SECTION 7.03

SEVERABILITY.

SECTION 7.04

OWNERS AND BENEFICIAL OWNERS AS PARTIES; BINDING EFFECT.

SECTION 7.05

NOTICES.

SECTION 7.06

GOVERNING LAW.

SECTION 7.07

VODAFONE AMERICAS AS A PARTY TO THE DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of October 12, 1988, as amended and restated as of December 26, 1989, as further amended and restated as of September 16, 1991, as further amended and restated as of June 30, 1999, as further amended and restated as of September 29, 1999, and as further amended and restated as of [  ], 2006 (as so amended and restated, this “Deposit Agreement”) among VODAFONE GROUP PLC, (formerly known as Vodafone AirTouch Public Limited Company), a  corporation organized under the laws of England and Wales (herein called the Issuer), VODAFONE AMERICAS INC., a Delaware corporation and a subsidiary of the Issuer (“Vodafone Americas”), THE BANK OF NEW YORK, a New York banking corporation, as depositary, and any successor depositary hereunder (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, the Issuer, the Depositary and the Owners of American Depositary Receipts are parties to the Deposit Agreement dated as of October 12, 1988, as amended and restated as of December 26, 1989, as further amended and restated as of September 16, 1991, as further amended and restated as of June 30, 1999, and as further amended and restated as of September 29, 1999;

WHEREAS, the Issuer and the Depositary may, pursuant to Section 6.01 of the Deposit Agreement, amend the Deposit Agreement and the Form of Receipt appearing as Exhibit A to the Deposit Agreement, at any time and from time to time by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable; and

WHEREAS, under Section 6.01 of the previously existing Deposit Agreement every Owner of a Receipt at the time an amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby;

WHEREAS, this Deposit Agreement amends and restates the previously existing Deposit Agreement pursuant to Section 6.01 thereof; and

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Ordinary Shares (herein called Shares) of the Issuer from time to time with the Depositary or with the London office of the Depositary (herein called the Custodian, which term includes any successor custodian hereunder), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts in respect of the American Depositary Shares; and

WHEREAS, the American Depositary Receipts issued in certificated form are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE I.
DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1

American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until the Depositary and the Issuer shall agree otherwise, or until there shall occur a distribution upon Deposited Securities referred to in Section 4.03 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the interests in the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2

Beneficial Owner.

The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

SECTION 1.3

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.4

Custodian.

The term "Custodian" shall mean the London office of the The Bank of New York, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and the term "Custodian" shall also mean all of them, collectively.

SECTION 1.5

Deliver; Execute; Register; Surrender; Transfer; Cancel.

The terms "deliver", "execute", "register", "surrender", "transfer" or "cancel", when used with respect to Direct Registration Receipts, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

SECTION 1.6

Deposit Agreement.

The term "Deposit Agreement" shall mean this Amended and Restated Deposit Agreement, as the same may be further amended from time to time in accordance with the provisions hereof.

SECTION 1.7

Depositary.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary, which at the date of this Agreement is 101 Barclay Street, New York, New York, 10286.

SECTION 1.8

Deposited Securities.

The term "Deposited Securities" as of any time shall mean all Shares whether in registered form or in the form of share warrants to bearer (or evidence of rights to receive Shares) at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.9

Direct Registration Receipt.

The term "Direct Registration Receipt" shall mean a Receipt, the ownership of which is recorded on the Direct Registration System.

SECTION 1.10

Direct Registration System.

The term "Direct Registration System" shall mean the system administered by the Depository Trust Company (“DTC”) pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.

SECTION 1.11

Dollars; US$; p; pence.

The term "Dollars" or "US$" shall mean United States dollars.  The term "p" or "pence" shall mean United Kingdom pence.

SECTION 1.12

Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Issuer for the transfer and registration of Shares.

SECTION 1.13

Issuer.

The term "Issuer" shall mean Vodafone Group Plc (formerly known as Vodafone AirTouch Public Limited Company), incorporated under the laws of England and Wales, and its successors.

SECTION 1.14

Owner.

The term "Owner" shall mean the person in whose name a Receipt is registered on the Receipt register of the Depositary maintained for such purpose.

SECTION 1.15

Receipt Register.

The term "Receipt Register" shall mean the register maintained by the Depositary for the registration of transfer, combination and split-up of Receipts, and, in the case of Direct Registration Receipts, shall include the Direct Registration System.

SECTION 1.16

Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.  References to "Receipts" shall include Direct Registration Receipts, unless the context otherwise requires.

SECTION 1.17

Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.18

Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.19

Shares.

The term "Shares" shall mean Ordinary Shares of the Issuer, either in registered form or in the form of share warrants to bearer, heretofore validly issued and outstanding and fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares.

SECTION 1.20

Tax Treaty Payments.

The term "Tax Treaty Payments" shall mean a payment made pursuant to an entitlement to receive from the United Kingdom Inland Revenue, in addition to any cash dividend paid by the Issuer, an amount in the nature of a tax-refund or other similar payment in respect of the tax credit on the dividend.

ARTICLE II.
FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1

Form and Transferability of Receipts.

(a)

Certificated Receipts.  Receipts in certificated form shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  Such receipt shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  No Receipt in certificated form shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been so executed.  The Depositary shall maintain a Receipt Register on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts in certificated form bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or did not hold such office at the date of such Receipts.

The Receipts in certificated form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary for the purpose of fulfilling its obligations hereunder or as may be required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

(b)

Direct Registration Receipts.  Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, American Depositary Shares issued after the date of this Deposit Agreement may be evidenced by Direct Registration Receipts. If certificated Receipts are specifically requested by an Owner in exchange for a Direct Registration Receipt, any such certificated Receipts shall be provided to the requesting Owner for no additional fee. Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

(c)

Transferability.  Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of Receipts in certificated form) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, and in the case of Shares in registered form, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to such Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts through the Direct Registration System or certificated Receipts evidencing the number of American Depositary Shares representing such deposit. Shares in the form of share warrants to bearer issued in exchange for common stock, par value US$0.01 per share ("AirTouch Shares"), of AirTouch Communications Inc. (“AirTouch”), pursuant to the Agreement and Plan of Merger dated as of January 15, 1999, (the "Merger Agreement"), by and among Vodafone Group Public Limited Company, AirTouch and Apollo Merger Sub, Inc., shall be deposited under this Deposit Agreement in accordance with procedures set forth in the Procedures Agreement attached as Exhibit B hereto, dated as of July 21, 1999, as amended, restated or supplemented from time to time (the "Procedures Agreement"), among the Issuer, AirTouch, the Depositary and EquiServe Limited Partnership), as Exchange Agent.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in England, if any, which is then performing the function of the regulation of currency exchange.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer (or the Foreign Registrar, if applicable) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Issuer (or the Foreign Registrar, if applicable) for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.3

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open, the Depositary may require a proper acknowledgment or other evidence from the Issuer that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex, facsimile or electronic transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver a Receipt or Receipts, at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, if any, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.4

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on the Receipt Register, upon receipt at any of its designated transfer offices of proper instruments of transfer or upon any surrender of a Receipt, by the Owner in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute and deliver a new Receipt or Receipts to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts replaced.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized whole number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts replaced.  At the request of an Owner, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5

Surrender of Receipts and Withdrawal of Deposited Securities.

Upon receipt at the Corporate Trust Office of the Depositary of an Owner’s written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order, and upon the surrender, if applicable, of such Receipt for the purpose of withdrawal of the Deposited Securities represented thereby and upon payment of the fee, if any, of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the Deposited Securities represented at that time by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay. Delivery of Deposited Securities consisting of Shares shall be made by delivery of Shares in registered form only.  Accordingly, to the extent that any Deposited Securities to be delivered to, or upon the order of, the person or persons designated in such order consist of any Shares in the form of share warrants to bearer, the Depositary shall  follow the procedures set forth in the Procedures Agreement or as otherwise agreed in writing between the Depositary and the Issuer.

A Receipt in certificated form surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank.  Thereupon the Depositary shall direct one (or more) of the Custodians to deliver at the principal London, England office of such Custodian, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary, as above provided, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or such rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so requesting a withdrawal or surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex, facsimile or electronic transmission.

SECTION 2.6

Limitations on Execution, Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution, delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary, the Issuer or the Custodian may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge (other than Relevant Duties payable by the Issuer or Vodafone Americas in accordance with Section 3.02) and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity of such depositor or presenter and as to the genuineness of any signature appearing on any instrument or document given in connection with such presentation or deposit and may also require compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement including, without limitation, Section 5.11.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the Receipt Register is closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law, any provision of the Issuer’s Memorandum or Articles of Association or any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to Section 5.11 of the Deposit Agreement.  Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

SECTION 2.7

Lost Receipts, etc.

In case any Receipt in certificated form shall be mutilated, destroyed, lost or stolen, the Depositary shall, as the Owner may request, issue a new Receipt through the Direct Registration System or execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Owner thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.8

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts in certificated form so cancelled after holding cancelled Receipts for the period, if any, required by any applicable law or regulation.

SECTION 2.9

Pre-Release of Receipts.

The Depositary may issue Receipts against the delivery by the Issuer (or any agent of the Issuer recording Share ownership) of rights to receive Shares from the Issuer (or any such agent).  No such issue of Receipts will be deemed a “Pre-Release” that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Issuer to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (“Pre-Release”).  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed twenty percent (20%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under this Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10

DTC Direct Registration System and Profile Modification System.

(a)

Notwithstanding the provisions of Section 2.04, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant.

(b)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Owner.  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS.  The Parties agree that reliance on the DRS shall not, in and of itself, constitute negligence on the part of the Depositary.

ARTICLE III.
CERTAIN OBLIGATIONS OF OWNERS
AND BENEFICIAL OWNERS OF RECEIPTS.

SECTION 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer (or the Foreign Registrar, if applicable) of the Shares presented for deposit, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

SECTION 3.2

Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary; provided that to the extent that any United Kingdom stamp duty, stamp duty reserve tax or other similar United Kingdom governmental charge (or any interest or penalties thereon) (each, a "Relevant Duty") arises in connection with (a) the deposit of Shares, whether in registered form or in the form of share warrants to bearer (the "Exchange Shares"), in connection with (i) the exchange of Receipts for AirTouch Shares pursuant to the Merger Agreement or (ii) the execution and delivery of Receipts upon the exercise of employee stock options over AirTouch Shares outstanding as of the Effective Time (as defined in the Merger Agreement), into the facility created by this Deposit Agreement, including but not limited to the agreement to transfer, the transfer and the delivery of Exchange Shares, whether in registered form or in the form of share warrants to bearer, to the Depositary, the Custodian or the nominee of either of them and any issue of American Depositary Shares by the Depositary in respect thereof or (b) the holding of Shares in the form of share warrants to bearer, the transfer of Receipts representing Shares in the form of share warrants to bearer or the exchange of Shares in the form of share warrants to bearer for Shares in registered form by the Depositary, the Custodian or the nominee of either of them, but only, in the case of this clause (b), to the extent that such Relevant Duty arises out of, or is imposed as a consequence of, the fact that Exchange Shares were deposited in the form of share warrants to bearer as referred to in clause (a), such Relevant Duty shall be payable by the Issuer or Vodafone Americas and not by the Owner, and the Issuer and Vodafone Americas shall be jointly and severally liable for such payment.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and the Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.3

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and any certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of Shares and issuance of Receipts does not violate the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.  With respect to the deposit of Shares in connection with the exchange of Receipts for AirTouch Shares pursuant to the Merger Agreement, the Issuer shall be deemed the person depositing the Shares for purposes of this Section.

SECTION 3.4

Disclosure of Interests.

Notwithstanding any other provision of this Deposit Agreement, each Owner and Beneficial Owner agrees to comply with requests from the Issuer which are made under statutory provisions in the United Kingdom to provide information as to the capacity in which such Owner or Beneficial Owner owns Receipts and regarding the identity of any other person interested in such Receipts and the nature of such interest and may, pursuant to such statutory provisions and any provisions of the Memorandum and Articles of Association of the Issuer, forfeit the right to vote and to direct the voting of, and be prohibited from transferring, Receipts as to which compliance is not made, all as if such Receipts were to the extent practicable the Shares represented by the American Depositary Shares evidenced thereby.  The Depositary agrees to use its best efforts to comply with written instructions received from the Issuer requesting that the Depositary take the reasonable actions specified therein to obtain such information, except when the Depositary is notified by the Issuer that such action is prohibited by applicable law.

In addition, any Owner or Beneficial Owner who is or becomes directly or indirectly interested (within the meaning of the United Kingdom Companies Act 1985, as amended from time to time (the “Companies Act”)), in the issued ordinary share capital of the Issuer equal to or in excess of the then “notifiable percentage” (at the date hereof, three percent (3%)) or such other amount as may be required by the Companies Act, or is aware that another person for whom it holds such Receipts is so interested, must within two (2) business days (or such other period as may be required by the Companies Act) after becoming so interested or so aware, and thereafter upon any changes of at least one percent (1%) of the outstanding Shares, notify the Issuer as required by the Companies Act.

If the Issuer requests information from the Depositary or the Custodian, as the registered owners of Shares, pursuant to the Memorandum and Articles of Association of the Issuer or the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Issuer such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of this Deposit Agreement.

ARTICLE IV.

THE DEPOSITED SECURITIES.

SECTION 4.1

Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Issuer on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute as promptly as practicable the amount thus received to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or other cash distribution an amount on account of taxes or other governmental charges and net of the Depositary's fee, if any, the amount distributed to the Owner of American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to the owners entitled thereto.  The Issuer or its agent will remit to the appropriate governmental agency in the United Kingdom all amounts withheld and owing to such agency.  The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and either the Depositary or the Issuer or its agent may file any such reports as may be necessary or advisable to be filed to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.2

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.11, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933) the Depositary reasonably deems such distribution not to be feasible, the Depositary may adopt such methods as it deems equitable and practicable for the purpose of effecting such distribution, including public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash in accordance with Section 4.01.

SECTION 4.3

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in or free distribution of Shares, the Depositary shall, only if the Issuer so requests, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds as in the case of a cash distribution in accordance with Section 4.01.  If additional Receipts or cash in lieu thereof are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby, and the Depositary shall give written notice to all Owners to such effect.

SECTION 4.4

Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Issuer, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its reasonable discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary determines in its reasonable discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to such Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create any obligation on the part of the Issuer to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.5

Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars (net of any conversion expenses of the Depositary) shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may reasonably deem desirable after consultation with the Issuer to the extent practicable.

If at any time the Depositary shall determine after consultation with the Issuer to the extent practicable, that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Owners entitled thereto.

SECTION 4.6

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, after consultation with the Issuer, if different from the record date applicable to the Shares or other Deposited Securities, for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to vote or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, which shall, to the extent practicable, be the same record date as that fixed by the Issuer for the Deposited Securities.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively or to vote or to give such voting instructions.

SECTION 4.7

Voting of Deposited Securities.

The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the Articles of Association of the Issuer hereby irrevocably appoints each Owner as at the close of business on the record date (the "Voting Record Date") fixed by the Depositary in accordance with Section 4.06 in respect of any meeting (including any adjourned meeting) at which holders of Deposited Securities are entitled to vote as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented by the American Depositary Shares evidenced by the Receipts held by such Owner on the Voting Record Date.  In respect of any such meeting each such Owner may appoint either a person nominated by the Depositary or any other person as its substitute proxy to attend, vote and speak on behalf of the Owner subject to and in accordance with the provisions of this Section and the Memorandum and Articles of Association of the Issuer. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, in accordance with Section 4.06, fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if the Issuer so determines, the Issuer shall mail to Owners of record on such Voting Record Date, as soon as practicable: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) a Receipt proxy card in a form prepared by the Depositary, after consultation with the Issuer, (c) a statement that each Owner of Record at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Issuer’s Memorandum and Articles of Association and the provisions of or governing the Deposited Securities, either (i) to use such Receipt proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Owner’s Receipts or (ii) to appoint any other person as the substitute proxy of such Owner, solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Owner’s Receipts or (iii) to appoint the person nominated by the Depositary as the substitute proxy of such Owner and to instruct such person nominated by the Depositary as to the exercise of the voting rights pertaining to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Owner’s Receipts, and (d) if the person nominated by the Depositary is to be appointed by such Owner as its substitute proxy, a brief statement as to the manner in which voting instructions may be given to the person nominated by the Depositary.  Upon the written request of an Owner of record on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Issuer’s Memorandum and Articles of Association and the provisions of the Deposited Securities, to cause to be voted the Deposited Securities in accordance with the instructions set forth in such request.

Neither the Depositary nor the Custodian nor the nominee of either of them shall exercise any discretion as to voting and neither the Depositary nor the Custodian nor the nominee of either of them shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Owners given in accordance with this Section 4.07.  Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Owner shall not be voted by the Depositary or its nominee but may be directly voted by Owners in attendance at meetings of shareholders as proxy for the Depositary, subject to, and in accordance with, the provisions of this Section and the Issuer's Memorandum and Articles of Association.

For purposes of this Section 4.07, “Owner” shall include any person holding Receipts through the Vodafone Group Plc Global BuyDIRECT plan and any successor plan.

SECTION 4.8

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary shall, only if the Issuer so requests, execute and deliver additional Receipts as in the case of a distribution in Shares in accordance with Section 4.03, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary, the Custodian or any agent of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also send to the Owners copies of such reports when furnished by the Issuer pursuant to Section 5.06.

The Issuer will make available at its registered office for inspection by Owners without charge its register of directors, register of members, books of minutes of general meetings and any other documents to the extent such documents are available for inspection without charge by the members of the Issuer pursuant to the Companies Act and the Memorandum and Articles of Association of the Issuer.

SECTION 4.10

Lists of Owners.

Promptly upon request by the Issuer at any time or from time to time, the Depositary shall, without expense to the Issuer (except as provided in agreements in writing entered into between the Depositary and the Issuer from time to time), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the Receipt Register.

SECTION 4.11

Withholding.

In the event that the Depositary shall determine that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary shall be obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary shall reasonably deem necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto as in the case of a cash distribution in accordance with Section 4.01.

For so long as any United States Owners are eligible to receive Tax Treaty Payments, the Depositary undertakes to use reasonable efforts to comply with arrangements made by the Issuer with the United Kingdom Inland Revenue under which such Owners satisfying the applicable requirements may receive such Tax Treaty Payments at the same time as and together with the associated cash dividend, all as directed by the Issuer.  The Issuer undertakes that, for so long as the arrangements referred to in the immediately preceding sentence are in effect, the Issuer shall pay any Tax Treaty Payment which may be payable by the Issuer pursuant to such arrangements at the same time as and together with each dividend paid by the Issuer on the Deposited Securities.

ARTICLE V.
THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.1

Maintenance of Office and Receipt Register by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.  The Depositary or its agent agrees to register as a foreign nominee for the purposes of this Deposit Agreement pursuant to English law.

The Depositary shall keep a Receipt Register for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with the Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the Receipt Register, at any time or from time to time, when reasonably deemed expedient by it (after notice to the Issuer) in connection with the performance of its duties hereunder, or at the reasonable request of the Issuer.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

The Issuer may inspect transfer and registration records of the Depositary, take copies thereof and require the Depositary and any of its agents to supply copies of such portions of such records as the Issuer may reasonably request.

SECTION 5.2

Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Issuer, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Issuer shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed, (ii) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iv) for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Beneficial Owners, or (v) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3

Obligations of the Issuer, the Depositary and the Custodian.

The Issuer assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners of Receipts, except that it shall perform its obligations specifically set forth in this Deposit Agreement without negligence, willful  misconduct or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owners or Beneficial Owners of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it shall perform its obligations specifically set forth in this Deposit Agreement without negligence, willful misconduct or bad faith.

Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or inaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5

The Custodian.

The Depositary has appointed the principal London office of the Depositary as custodian and agent of the Depositary for the purposes of this Deposit Agreement.  The Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

Immediately upon any appointment of a successor Custodian, the Depositary shall give written notice to the Issuer and all Owners to such effect.

SECTION 5.6

Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer shall transmit to the Depositary and any Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the prompt transmittal by the Issuer to the Depositary and any Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares.  If requested in writing by the Issuer, the Depositary will arrange, as promptly as practicable, for the mailing of copies of such notices, reports and communications to all Owners.  The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7

Issuance of Additional Shares, etc.

The Issuer  agrees that it will take all steps reasonably necessary to ensure that no violation by the Issuer of the Securities Act of 1933 will result from any issuance by the Issuer of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares or (4) rights to subscribe for such securities.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with the Issuer will at any time deposit any Shares either upon original issue or upon sale of Shares previously issued and reacquired by the Issuer or any such officiate, unless a registration statement is in effect as to such Shares to the extent required under the Securities Act of 1933.

SECTION 5.8

Indemnification.

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates  and the Custodian against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel), other than any loss, liability, or expense covered by the terms of Section 3 of the Procedures Agreement, which may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09) of a Receipt or Receipts in accordance with Section 2.09 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (I) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Issuer expressly for use in any of the foregoing documents, or, (II) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Issuer, its officers, directors, employees, agents and affiliates and hold them harmless from any liability or expense (including reasonable fees and expenses of counsel) incurred by them as a result of the negligence or bad faith of the Depositary or the Custodian in connection with acts performed or omitted by the Depositary or the Custodian or their respective directors, employees, agents and affiliates pursuant to this Deposit Agreement or any agreement in furtherance of or in connection with this Deposit Agreement, other than any loss, liability or expense covered by the terms of Section 3 of the Procedures Agreement.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

Any person seeking indemnification hereunder (an "indemnified person") shall notify in writing the person from whom it is seeking indemnification (the "indemnifying person") of a commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights under this Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

SECTION 5.9

Charges of Depositary.

The Issuer will pay those charges of the Depositary and those of any Registrar, co-transfer agent or co-registrar not payable by the Owners or Beneficial Owners plus reasonable out-of-pocket expenses such as printing, translation, stationery, postage, insurance, cables, etc., incurred by the Depositary in the exercise of its duties and obligations under this Deposit Agreement, in accordance with written agreements entered into between the Depositary and the Issuer from time to time.  Any other fees, expenses or charges of the Depositary hereunder will only be paid by the Issuer in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  Except as may be otherwise agreed in writing between the Issuer and the Depositary, the Issuer shall not pay or be liable for (1) the fees, if any, of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, the surrender of Receipts pursuant to Section 2.05, and the making of distributions pursuant to Sections 4.01 through 4.04, (2) taxes and other governmental charges (other than Relevant Duties pursuant to Section 3.02), (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Issuer (or any appointed agent of the Issuer for transfer and registration of Shares) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or Custodian or its nominee on the making of deposits hereunder, (4) such cable, telex or facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Owners, and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months or as otherwise agreed between the Issuer and the Depositary.  The charges and expenses of any Custodian are for the sole account of the Depositary.  The Depositary shall charge Owners or any party to whom Receipts are issued or who surrenders Receipts (1) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt; and (2) it may charge a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof.

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

SECTION 5.10

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless such papers are required to be retained in connection with the performance of written agreements entered into between the Issuer and the Depositary from time to time or unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

SECTION 5.11

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws including but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

ARTICLE VI.
AMENDMENT AND TERMINATION.

SECTION 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed by continuing to hold such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or Receipt as amended thereby.  In no event shall any amendment impair the right of any Owner to surrender his Receipt and receive therefor the Deposited Securities represented thereby.

The Issuer and the Depositary shall each use their reasonable efforts to amend this Deposit Agreement as necessary to reflect changes in English or U.S. law and in the Issuer’s Memorandum and Articles of Association.

SECTION 6.2

Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination (30 days prior to the date such termination is to take effect) to the Issuer and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer and the Owners of Receipts then outstanding a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter (so long as it may lawfully do so) hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE VII.
MISCELLANEOUS.

SECTION 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Owner or Beneficial Owner of a Receipt during business hours.

SECTION 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

Owners and Beneficial Owners as Parties; Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5

Notices.

Any and all notices to be given to the Issuer or Vodafone Americas shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Vodafone Group Plc, Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, Attention: Company Secretary, or any other place to which the Issuer may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the Receipt Register of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

To the extent permitted by relevant United Kingdom and United States legislation, the Depositary and any successor depositary will use its reasonable efforts to distribute or cause to be distributed documents and notices (including to Owners) in electronic format at the Issuer’s request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary, Vodafone Americas or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.7

Vodafone Americas as a Party to the Deposit Agreement.

Vodafone Americas is a party to this Deposit Agreement solely for the purpose of fulfilling its obligations in connection with Section 3.02.

IN WITNESS WHEREOF, VODAFONE GROUP PLC, VODAFONE AMERICAS INC. and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first above set forth and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

VODAFONE GROUP PLC

By:____________________________________

VODAFONE AMERICAS INC.

By:____________________________________

THE BANK OF NEW YORK

By:____________________________________
Name:
Title:

Exhibit A to Deposit Agreement

No.

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents ten deposited Shares)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES OF

PAR VALUE OF US$.11 3/7  EACH OF

VODAFONE GROUP PLC

(formerly known as VODAFONE AIRTOUCH PUBLIC LIMITED COMPANY)

(INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES)

The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that ______________________________________, or registered assigns IS THE OWNER OF __________________________

AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares, par value US$.11 3/7 each (herein called "Shares") of Vodafone Group Plc (formerly known as Vodafone AirTouch Public Limited Company) incorporated under the laws of England and Wales (herein called the "Issuer").  At the date hereof, each American Depositary Share represents ten Ordinary Shares which are either deposited or subject to deposit under the Deposit Agreement at the principal London office of The Bank of New York (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

1.

THE AMENDED AND RESTATED DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement dated as of October 12, 1988 as amended and restated December 26, 1989, as further amended and restated as of September 16, 1991, and as further amended and restated as of June 30, 1999, and as further amended and restated as of September 29, 1999, and as further amended and restated as of [         ], 2006 (herein called the "Deposit Agreement"), by and among the Issuer, Vodafone Americas Inc., a Delaware corporation and a subsidiary of the Issuer (“Vodafone Americas”), the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon receipt at the Corporate Trust Office of the Depositary of an Owner’s written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order, and upon the surrender, if applicable, of such Receipt for the purpose of withdrawal of the Deposited Securities represented thereby and upon payment of the fee, if any, of the Depositary for the surrender of Receipts as provided in Section 5.09 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the Deposited Securities represented at that time by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay. Delivery of Deposited Securities consisting of Shares shall be made by delivery of Shares in registered form only.  Accordingly, to the extent that any Deposited Securities to be delivered to, or upon the order of, the person or persons designated in such order consist of any Shares in the form of share warrants to bearer, the Depositary shall  follow the procedures set forth in the Procedures Agreement or as otherwise agreed in writing between the Depositary and the Issuer.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution, delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Issuer or the Custodian may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge (other than Relevant Duties payable by the Issuer or Vodafone Americas in accordance with Section 3.02 of the Deposit Agreement) and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity of such depositor or presenter and as to the genuineness of any signature appearing on any instrument or document given in connection with such deposit or presentation and may also require compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt including, without limitation, Article (23) of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the Receipt Register is closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law, any provision of the Issuer’s Memorandum or Articles of Association or any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason subject to Article (23) hereof.  Notwithstanding anything to the contrary in the Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary; provided, that to the extent that any United Kingdom stamp duty, stamp duty reserve tax or other similar United Kingdom governmental charge (or any interest or penalties thereon) (each, a “Relevant Duty”) arises in connection with (a) the deposit of Shares, whether in registered form or in the form of share warrants to bearer (the “Exchange Shares”), in connection with (i) the exchange of Receipts for common stock, par value US$0.01 per share, (“AirTouch Shares”) of AirTouch Communications, Inc., a Delaware corporation and a subsidiary of the Issuer (“AirTouch”) pursuant to the Agreement and Plan of Merger, dated as of January 15, 1999 (the “Merger Agreement”), by and among Vodafone Group Public Limited Company, AirTouch and Apollo Merger Sub, Inc. or (ii) the execution and delivery of Receipts upon the exercise of employee stock options over AirTouch Shares outstanding as of the Effective Time (as defined in the Merger Agreement), into the facility created by the Deposit Agreement, including but not limited to the agreement to transfer, the transfer and the delivery of Exchange Shares, whether in registered form or in the form of share warrants to bearer, to the Depositary, the Custodian or the nominee of either of them and any issue of American Depositary Shares by the Depositary in respect thereof or (b) the holding of Shares in the form of share warrants to bearer, the transfer of Receipts representing Shares in the form of share warrants to bearer or the exchange of Shares in the form of share warrants to bearer for Shares in registered form by the Depositary, the Custodian or the nominee of either of them, but only, in the case of this clause (b), to the extent that such Relevant Duty arises out of, or is imposed as a consequence of, the fact that Exchange Shares were deposited in the form of share warrants to bearer as referred to in clause (a), such Relevant Duty shall be payable by the Issuer and Vodafone Americas and not by the Owner and the Issuer and Vodafone Americas shall be jointly and severally liable for such payment.  The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and any certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares, that the person making such deposit is duly authorized so to do, and that such deposit and any issuance of Receipts therefor will not violate the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.  With respect to the deposit of Shares in connection with the exchange of Receipts for AirTouch Shares pursuant to the Merger Agreement, the Issuer shall be deemed the person depositing the Shares for purposes of Section 3.03 of the Deposit Agreement.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner may be required from time to time to file with the Depositary such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, of the Shares presented for deposit, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in England which is then performing the function of regulation of the currency exchange.

7.

DISCLOSURE OF INTERESTS.

Notwithstanding any other provision of this Receipt, the Owner and Beneficial Owner hereof agrees to comply with requests from the Issuer which are made under statutory provisions in the United Kingdom to provide information as to the capacity in which such Owner or Beneficial Owner owns this Receipt and regarding the identity of any other person interested in this Receipt and the nature of such interest and may, pursuant to such statutory provisions and any provisions of the Memorandum and Articles of Association of the Issuer, forfeit the right to vote and to direct the voting of, and be prohibited from transferring, this Receipt if compliance is not made, all as if this Receipt were to the extent practicable the Shares represented hereby. The Depositary agrees to use its best efforts to comply with any instructions received from the Issuer requesting that the Depositary take the reasonable actions specified therein to obtain such information, except when the Depositary is notified by the Issuer that such action is prohibited by applicable law.

In addition, any Owner or Beneficial Owner who is or becomes directly or indirectly interested (within the meaning of the United Kingdom Companies Act 1985, as amended from time to time (the “Companies Act”)), in the issued ordinary share capital of the Issuer equal to or in excess of the then “notifiable percentage” (at the date hereof, three percent (3%)) or such other amount as may be required by the Companies Act, or is aware that another person for whom it holds such Receipts is so interested, must within two (2) business days (or such other period as may be required by the Companies Act) after becoming so interested or so aware, and thereafter upon any changes of at least one percent (1%) of the outstanding Shares, notify the Issuer as required by the Companies Act.

If the Issuer requests information from the Depositary or the Custodian, as the registered owners of Shares, pursuant to the Memorandum and Articles of Association of the Issuer or the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Issuer such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of the Deposit Agreement.

8.

CHARGES OF DEPOSITARY.

The Issuer will pay those charges of the Depositary and those of any Registrar, co-transfer agent or co-registrar not payable by the Owners or Beneficial Owners plus reasonable out-of-pocket expenses such as printing, translation, stationery, postage, insurance, cables, etc., incurred by the Depositary in the exercise of its duties and obligations under the Deposit Agreement, in accordance with written agreements entered into between the Depositary and the Issuer from time to time.  Any other fees, expenses or charges of the Depositary under the Deposit Agreement will only be paid by the Issuer in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  Except as may be otherwise agreed in writing between the Issuer and the Depositary, the Issuer shall not pay or be liable for (1) the fees, if any, of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement, and the making of distributions pursuant to Sections 4.01 through 4.04 of the Deposit Agreement, (2) taxes and other governmental charges (other than Relevant Duties pursuant to Section 3.02 of the Deposit Agreement), (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Issuer (or any appointed agent of the Issuer for transfer and registration of Shares) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or Custodian or its nominee on the making of deposits under the Deposit Agreement, (4) such cable, telex or facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Owners, and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months or as otherwise agreed between the Issuer and the Depositary.  The charges and expenses of any Custodian are for the sole account of the Depositary.  The Depositary shall charge Owners or any party to whom Receipts are issued or who surrenders Receipts (1) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt; and (2) it may charge a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement.

The Depositary, subject to Article (9) hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

9.

PRE-RELEASE OF RECEIPTS.

The Depositary may issue Receipts against the delivery by the Issuer (or any agent of the Issuer recording Share ownership) of rights to receive Shares from the Issuer (or any such agent).  No such issue of Receipts will be deemed a “Pre-Release” that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Issuer to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (“Pre-Release”).  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed twenty percent (20%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

10.

TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

11.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory and, if a Registrar shall have been appointed, by the manual or facsimile signature of a duly authorized officer of the Registrar.

12.

REPORTS; INSPECTION OF RECEIPT REGISTER.

The Issuer currently furnishes the Securities and Exchange Commission (hereinafter called the "Commission") with certain public reports and documents required by foreign law or otherwise under the Securities Exchange Act of 1934.  Such reports and communications will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary, the Custodian or any of its or their agents as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary will also send to Owners copies of such reports when furnished by the Issuer pursuant to the Deposit Agreement.

The Issuer will make available at its registered office for inspection by Owners without charge its register of directors, register of members, books of minutes of general meetings and any other documents to the extent such documents are available for inspection without charge by the members of the Issuer pursuant to the United Kingdom Companies Act 1985 (the “Companies Act”) and the Memorandum and Articles of Association of the Issuer.

The Depositary will keep a Receipt Register for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with the Owners in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement or the Receipts.

13.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Issuer on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05 of the Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute as promptly as practicable the amount thus received to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or other cash distribution an amount on account of taxes or other governmental charges and net of the Depositary's fee, if any, the amount distributed to the Owner of American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933) the Depositary reasonably deems such distribution not to be feasible, the Depositary may adopt such methods as it deems equitable and practicable for the purpose of effecting such distribution, including public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash in accordance with Section 4.01 of the Deposit Agreement.

If any distribution upon any Deposited Securities consists of a dividend in or free distribution of Shares, the Depositary shall, only if the Issuer so requests, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds as in the case of a cash distribution in accordance with Section 4.01 of the Deposit Agreement.  If additional Receipts or cash in lieu thereof are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby, and the Depositary shall give written notice to all Owners to such effect.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary shall reasonably deem necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto.

For so long as any United States Owners are eligible to receive Tax Treaty Payments, the Depositary undertakes to use reasonable efforts to comply with arrangements made by the Issuer with the United Kingdom Inland Revenue under which such Owners satisfying the applicable requirements may receive such Tax Treaty Payments at the same time as and together with the associated cash dividend, all as directed by the Issuer.  The Issuer undertakes that, for so long as the arrangements referred to in the immediately preceding sentence are in effect, the Issuer shall pay any Tax Treaty Payment which may be payable by the Issuer pursuant to such arrangements at the same time as and together with each dividend paid by the Issuer on the Deposited Securities.

14.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars (net of any conversion expenses of the Depositary) shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may reasonably deem desirable after consultation with the Issuer to the extent practicable.

If at any time the Depositary shall determine after consultation with the Issuer to the extent practicable that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Owners entitled thereto.

15.

RIGHTS.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Issuer, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its reasonable discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this Article 15, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary determines in its reasonable discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to such Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Issuer to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

16.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date, after consultation with the Issuer if different from the record date applicable to the Shares or other Deposited Securities, for the determination of the Owners who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to vote or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares which shall, to the extent practicable, be the same date as is fixed by the Issuer for the Deposited Securities.

17.

VOTING OF DEPOSITED SECURITIES.

The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the Articles of Association of the Issuer hereby irrevocably appoints each Owner as at the close of business on the record date (the "Voting Record Date") fixed by the Depositary in accordance with Section 4.06 of the Deposit Agreement in respect of any meeting (including any adjourned meeting) at which holders of Deposited Securities are entitled to vote as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented by the American Depositary Shares evidenced by the Receipts held by such Owner on the Voting Record Date.  In respect of any such meeting each such Owner may appoint either a person nominated by the Depositary or any other person as its substitute proxy to attend, vote and speak on behalf of the Owner subject to and in accordance with the provisions of Section 4.07 of the Deposit Agreement and the Memorandum and Articles of Association of the Issuer. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, in accordance with Section 4.06 of the Deposit Agreement, fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if the Issuer so determines, the Issuer shall mail to Owners of record on such Voting Record Date, as soon as practicable: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) a Receipt proxy card in a form prepared by the Depositary, after consultation with the Issuer, (c) a statement that each Owner of Record at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Issuer’s Memorandum and Articles of Association and the provisions of or governing the Deposited Securities, either (i) to use such Receipt proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Owner’s Receipts or (ii) to appoint any other person as the substitute proxy of such Owner, solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Owner’s Receipts or (iii) to appoint the person nominated by the Depositary as the substitute proxy of such Owner and to instruct such person nominated by the Depositary as to the exercise of the voting rights pertaining to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Owner’s Receipts, and (d) if the person nominated by the Depositary is to be appointed by such Owner as its substitute proxy, a brief statement as to the manner in which voting instructions may be given to the person nominated by the Depositary.  Upon the written request of an Owner of record on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Issuer’s Memorandum and Articles of Association and the provisions of the Deposited Securities, to cause to be voted the Deposited Securities in accordance with the instructions set forth in such request.

Neither the Depositary nor the Custodian nor the nominee of either of them shall exercise any discretion as to voting and neither the Depositary nor the Custodian nor the nominee of either of them shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Owners given in accordance with  Section 4.07 of the Deposit Agreement.  Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Owner shall not be voted by the Depositary or its nominee but may be directly voted by Owners in attendance at meetings of shareholders as proxy for the Depositary, subject to, and in accordance with, the provisions of Section 4.07 of the Deposit Agreement and the Issuer's Memorandum and Articles of Association.

For purposes of Section 4.07 of the Deposit Agreement and this Article (17), “Owner” shall include any person holding Receipts through the Vodafone Group Plc Global BuyDIRECT plan and any successor plan.

18.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, cancellation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary shall, only if the Issuer so requests, execute and deliver additional Receipts as in the case of a distribution in Shares in accordance with Section 4.03 of the Deposit Agreement or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

19.

LIABILITY OF THE ISSUER AND DEPOSITARY.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Issuer, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Issuer shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed, (ii) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iv) for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Beneficial Owner, or (v) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01 (Cash Distributions), 4.02 (Distributions Other Than Cash, Shares or Rights) or 4.03 (Distributions in Shares) of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 (Rights) of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Issuer nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts (including without limitation liability with respect to the validity or worth of the Deposited Securities), except that they have agreed to perform their respective obligations specifically set forth in the Deposit Agreement without negligence, willful misconduct or bad faith.  Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Issuer shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith. The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and the Custodian against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel), other than any loss, liability, or expense covered by the terms of Section 3 of the Procedures Agreement, which may arise out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian, its directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09 of the Deposit Agreement) of a Receipt or Receipts in accordance with Section 2.09 of the Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09 of the Deposit Agreement; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (I) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Issuer expressly for use in any of the foregoing documents, or, (II) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

Any person seeking indemnification under the Deposit Agreement (an "indemnified person") shall notify in writing the person from whom it is seeking indemnification (the "indemnifying person") of a commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights under Section 5.08 of the Deposit Agreement) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

20.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Issuer by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional Custodian.

21.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

The Issuer and the Depositary shall each use their reasonable efforts to amend the Deposit Agreement as necessary to reflect changes in English or U.S. law and in the Issuer’s Memorandum and Articles of Association.

22.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary will at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination (30 days prior to the date such termination is to take effect) to the Issuer and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer and the Owners of Receipts then outstanding a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter (so long as it may lawfully do so) hold uninvested the proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners which have not theretofore been surrendered such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.  Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations of the Depositary with respect to indemnification, charges and expenses.

23.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Issuer and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws including but not limited to Section IA(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time under the Securities Act of 1933.

24.

DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a)

Notwithstanding the provisions of Section 2.04 of the Deposit Agreement, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant.

(b)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Owner.  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The Parties agree that reliance on the DRS shall not, in and of itself, constitute negligence on the part of the Depositary.

Exhibit B

AMENDED AND RESTATED

PROCEDURES AGREEMENT

Dated as of July 21, 1999

The Bank of New York

101 Barclay Street

New York, NY 10286

Attention:

EquiServe Limited Partnership

150 Royall Street

Canton, MA 02021

Attention:

Dear Sirs:

Reference is made herein to (1) the merger (the “Merger”) of Apollo Merger Sub, Inc. (the “Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Vodafone Group Public Limited Company, an English public limited company (“Vodafone”), with and into AirTouch Communications, Inc., a Delaware corporation (“AirTouch”), pursuant to the Agreement and Plan of Merger dated as of January 15, 1999, by and among Vodafone, AirTouch and the Merger Sub (the “Merger Agreement”), as a result of which, the stockholders of AirTouch and Vodafone will be the owners of a group of companies, the parent company of which, Vodafone, will be renamed Vodafone AirTouch Public Limited Company (“Vodafone AirTouch”), and AirTouch will become a wholly-owned subsidiary of Vodafone AirTouch; (2) the Amended and Restated Deposit Agreement, dated as of June 30, 1999 (the “Deposit Agreement”), among Vodafone AirTouch, AirTouch, The Bank of New York, a New York banking corporation, as Depositary (the “Depositary”), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (“Vodafone AirTouch ADRs”); and (3) the Exchange Agent Agreement, dated as of June 30, 1999, as amended and restated dated as of July 21, 1999 (the “Exchange Agent Agreement”), among Vodafone, EquiServe Limited Partnership, as Exchange Agent (the “Exchange Agent”), and AirTouch.

Pursuant to the Exchange Agent Agreement, the Exchange Agent or its agent is authorized to act as agent for holders of record (“AirTouch Common Shareholders”) of common stock, par value $.01 per share (“AirTouch Common Shares”), of AirTouch, holders of record (“Class B Shareholders” and together with the AirTouch Common Shareholders, “AirTouch Shareholders”), of shares of 6% Class B Mandatorily Convertible Preferred Stock, Series 1996 (“Class B Shares” and together with the AirTouch Common Shares, “AirTouch Shares”), of AirTouch, holders (“AirTouch Stock Option Holders”) of AirTouch stock options that will convert upon the Merger into Vodafone AirTouch stock options (“AirTouch Stock Options”) and holders of record (“Class C Shareholders”) of shares of 4.25% Class C Convertible Preferred Stock, Series 1996 (“Class C Shares”) of AirTouch for the purpose of, inter alia, (i) receiving from Computershare Services PLC, as share registrar for Vodafone AirTouch, ordinary shares, nominal value 5p each or, if the redenomination of Vodafone’s ordinary share capital from pounds sterling to U.S. dollars is confirmed by the High Court, $0.10 each, of Vodafone AirTouch (“Vodafone AirTouch Ordinary Shares”) in registered form, (ii) at the election of Vodafone, exchanging such Vodafone AirTouch Ordinary Shares in registered form for Vodafone AirTouch Ordinary Shares in the form of share warrants to bearer (“Vodafone AirTouch Share Warrants to Bearer”), (iii) as agent for the AirTouch Shareholders, the AirTouch Stock Option Holders and the Class C Shareholders, delivering such Vodafone AirTouch Share Warrants to Bearer to the Depositary or the Custodian referred to in the Deposit Agreement, as agent of the Depositary (the “Custodian”), or the nominee of either of them, as and when AirTouch Shareholders surrender their AirTouch Share certificates or AirTouch Stock Option Holders exercise their AirTouch Stock Options or Class C Shareholders convert their Class C Shares, in order to permit the Depositary to issue American Depositary Shares (“Vodafone AirTouch ADSs”) therefor in accordance with the terms and conditions of the Deposit Agreement, (v) delivering such number of Vodafone AirTouch Share Warrants to Bearer to the Depositary, the Custodian or the nominee of either of them to permit the Depositary to cover all fractional entitlements, and (v) directing the Depositary as to the delivery of the Vodafone AirTouch ADSs (or evidence of registration thereof) for forwarding to the AirTouch Shareholders or AirTouch Stock Option Holders or Class C Shareholders entitled thereto, all in accordance with the terms and conditions of the Exchange Agent Agreement.

Pursuant to the Deposit Agreement, the Depositary has agreed that the Depositary, the Custodian or the nominee of either of them shall, inter alia, (i) accept for deposit and hold in custody Vodafone AirTouch Ordinary Shares in registered form or Vodafone AirTouch Share Warrants to Bearer, (ii) execute and deliver Vodafone AirTouch ADRs evidencing Vodafone AirTouch ADSs representing deposited Vodafone AirTouch Ordinary Shares, and (iii) upon the order of a registered holder of Vodafone AirTouch ADSs, withdraw and deliver Vodafone AirTouch Ordinary Shares, provided that Vodafone AirTouch Share Warrants to Bearer shall be delivered to Vodafone AirTouch and exchanged for Vodafone AirTouch Ordinary Shares in registered form before being delivered to the registered holder or other person designated by such registered holder, all in accordance with the terms and conditions of the Deposit Agreement.

This Amended and Restated Agreement amends and restates the Procedures Agreement, dated June 30, 1999, between Vodafone AirTouch, AirTouch, the Exchange Agent and the Depositary and supplements the Exchange Agent Agreement and the Deposit Agreement by setting forth the procedures to be followed in relation to the delivery of Vodafone AirTouch Ordinary Shares in registered form in exchange for AirTouch Shares or upon exercise of AirTouch Stock Options or conversion of Class C Shares pursuant to the Merger Agreement, the exchange thereof for Vodafone AirTouch Share Warrants to Bearer and the delivery of Vodafone AirTouch Share Warrants to Bearer into the ADR facility created by the Deposit Agreement (the “ADR Facility”). If any specific provision of the Exchange Agent Agreement or the Deposit Agreement conflicts with any specific provision of this Agreement, the specific provision of this Agreement shall govern over such specific provision.

The parties hereto acknowledge that they have been informed that if the procedures set forth in Annex I hereto are not complied with, substantial U.K. stamp duty reserve tax or U.K. stamp duty liabilities may arise.

1.

Effectiveness.

This Agreement shall be of no force and effect until the date and time that an authorized officer of Vodafone AirTouch provides an authorized officer of each of the Exchange Agent and the Depositary with a certificate signed by an authorized officer of Vodafone AirTouch stating that the Merger is effective, that the Vodafone AirTouch Ordinary Shares have been admitted to the Official List of the London Stock Exchange and that this Agreement is effective (the “Effective Time”).

2.

Duties and Obligations.

Vodafone AirTouch, AirTouch, the Exchange Agent and the Depositary each severally agrees to follow and abide by the procedures applicable to them which are set forth in Annex I hereto solely with respect to the issuance, transfer, delivery, deposit, withdrawal and exchange of the Vodafone AirTouch Share Warrants to Bearer, the conversion of Vodafone AirTouch Ordinary Shares in registered form for Vodafone AirTouch Share Warrants to Bearer and vice versa and the recording thereof (the “Transactions”).  Each of Vodafone AirTouch, AirTouch, the Exchange Agent and the Depositary further agrees that such procedures, insofar as they relate to procedures to be carried out by such person or its duly appointed agent or nominee, will be the exclusive procedures in relation to the Transactions and no other actions in respect of the Transactions will be taken by such person or its duly appointed agent or nominee unless agreed in writing by all parties hereto. Notwithstanding the foregoing, the Exchange Agent and the Depositary may rely on, and shall have no liability in respect of any actions taken pursuant to, any written instructions given by a person who such entity reasonably believes is an authorized officer of Vodafone AirTouch to the extent such instructions require the Exchange Agent or the Depositary to take an action which is inconsistent with, or not expressly set forth in, such procedures.

3.

Indemnification.

(a)

Vodafone AirTouch and AirTouch shall jointly and severally indemnify, defend and save harmless each of the Exchange Agent, the Depositary and their respective officers, directors, employees, or duly authorized agents or nominees appointed pursuant to the Exchange Agent Agreement or the Deposit Agreement, as the case may be (each, an “Indemnified Person”), against any claims, actions, judgments, damages, losses, liabilities, costs, duties, transfer or other taxes (including the withdrawal of or adverse alteration to concessions given to, or practices previously enjoyed by, such Indemnified Person or its affiliate in the conduct of its tax affairs or business in general), and expenses (including reasonable fees and expenses of counsel) (each, a “Loss”) that may arise as a result of the claim for or imposition of any United Kingdom stamp duty, stamp duty reserve tax or other similar United Kingdom governmental charge (or any interest or penalties thereon) (each, a “Relevant Duty”) that arises in connection with (i) the deposit of Vodafone AirTouch Ordinary Shares in registered form or Vodafone AirTouch Share Warrants to Bearer (the “Exchange Shares”), in connection with the delivery of Vodafone AirTouch ADRs in exchange for AirTouch Shares or upon exercise of AirTouch Stock Options or conversion of Class C Shares pursuant to the Merger Agreement, into the ADR Facility, including but not limited to the election to exchange Exchange Shares in registered form into Vodafone AirTouch Share Warrants to Bearer, the agreement to transfer, the transfer and the delivery of Exchange Shares, whether in registered form or in the form of share warrants to bearer, to the Depositary or the Custodian or the nominee of either of them, and any execution and delivery of Vodafone AirTouch ADRs by the Depositary in respect thereof or (ii) the holding of Vodafone AirTouch Share Warrants to Bearer, the transfer of Vodafone AirTouch ADRs evidencing Vodafone AirTouch ADSs representing Vodafone AirTouch Share Warrants to Bearer or the exchange of Vodafone AirTouch Share Warrants to Bearer for Vodafone AirTouch Ordinary Shares in registered form by the Depositary, the Custodian or the nominee of either of them, but only, in the case of this clause (ii), to the extent that such Relevant Duty arises out of, or is imposed as a direct or indirect consequence of the fact that Vodafone AirTouch Ordinary Shares were deposited in the form of share warrants to bearer as referred to in clause (i), except to the extent and only to the extent such Loss arising out of the imposition of any Relevant Duty is due to the negligence or bad faith of such Indemnified Person in complying with the terms of Section 2 of this Agreement.  The Exchange Agent shall indemnify, defend and save harmless Vodafone AirTouch against any Loss arising out of the imposition of any Relevant Duty incurred by Vodafone AirTouch to the extent that such Loss is due to the negligence or bad faith of the Exchange Agent in complying with the terms of Section 2 of this Agreement.  The Depositary shall indemnify, defend and save harmless Vodafone AirTouch against any Loss arising out of the imposition of any Relevant Duty incurred by Vodafone AirTouch to the extent that such Loss is due to the negligence or bad faith of the Depositary in complying with the terms of Section 2 of this Agreement.

(b)

Promptly after an Indemnified Person becomes aware of the actual or prospective claim for, or imposition of any Relevant Duty on such Indemnified Person, such Indemnified Person shall notify Vodafone AirTouch thereof in writing. The failure of an Indemnified Person to promptly notify Vodafone AirTouch shall not impair such Indemnified Person’s ability to seek indemnification from Vodafone AirTouch (but only for costs, expenses and liabilities incurred after such notice has been given) unless such failure adversely affects Vodafone AirTouch’s ability to adequately avoid, dispute, resist, appeal, compromise or defend any claim to a Relevant Duty and any adjudication in respect thereof. In case any such Relevant Duty shall or may be imposed, Vodafone AirTouch shall be entitled to participate in and, to the extent that it shall so desire, to assume any action that Vodafone AirTouch may deem reasonably necessary or desirable to avoid, dispute, resist, appeal, compromise or defend any claim to a Relevant Duty and any adjudication in respect thereof. In the event that Vodafone AirTouch assumes such action, Vodafone AirTouch shall employ such counsel as it deems advisable, after consultation with the Indemnified Person. Vodafone AirTouch shall notify the lndemnified Person a reasonable time in advance of any course of action proposed to be taken by Vodafone AirTouch in response to the claim for or imposition of any Relevant Duty and shall keep the Indemnified Person fully informed of the progress of the matter. The Indemnified Person will afford all such reasonable assistance (including reasonable access on an inquiry basis to its books, accounts and records during normal business hours after reasonable advance notice) to Vodafone AirTouch as Vodafone AirTouch may reasonably require for such purpose. The Indemnified Person shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnified Person unless Vodafone AirTouch agrees in writing to pay such fees and expenses. No Indemnified Person shall, without the written consent of Vodafone AirTouch, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, or otherwise deal with, any pending or threatened claim for a Relevant Duty in respect of which indemnification may be sought hereunder (whether or not Vodafone AirTouch is an actual or potential party to such claim). Vodafone AirTouch may not effect a compromise or settlement without the Indemnified Person’s consent, such consent not to be unreasonably withheld, unless (i) such settlement or compromise does not include an admission of any violation of law by the Indemnified Person and (ii) the sole relief provided is payment of money which is to be paid in full by Vodafone AirTouch.

(i)

If the indemnification by Vodafone AirTouch or AirTouch provided for in this Section 3 is unavailable or insufficient to hold harmless an Indemnified Person under Clause (a) above in respect of any Loss, then Vodafone AirTouch and AirTouch, for value received, jointly and severally agree to pay such Indemnified Person such amount as would otherwise be payable under this Section 3.

4.

Termination of Duties and Obligations Hereunder.

This Agreement shall terminate at the earlier of (i) if and when none of the Vodafone AirTouch Share Warrants to Bearer delivered pursuant to the Merger Agreement remain in the ADR Facility or are held by the Exchange Agent, the Depositary or any agent or nominee of either of them, (ii) by mutual written consent of all parties hereto, or (iii) with respect to the Exchange Agent, upon termination of the Exchange Agent Agreement pursuant to the terms thereof, and if the Depositary resigns or is removed as Depositary under the Deposit Agreement, such Depositary shall no longer be a party to this Agreement; provided that the provisions of Section 3 shall survive termination of this Agreement as well as the resignation or removal of the Depositary as a party hereto.

5.

Modification.

This Agreement may be amended, supplemented or assigned in a writing signed by all parties hereto.

1.

Governing Law; Binding upon Successors and Assigns;

Submission to Jurisdiction.

This Agreement shall be governed by and construed in accordance with New York law, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto. Each party’s rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

It is hereby agreed that the courts of New York, New York are to have jurisdiction to settle any disputes with may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with this Agreement may be brought in such courts. Nothing contained in this Section shall limit any right to take proceedings against any party hereto in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

7.

Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

8.

Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

1.

Notice.

Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, courier or by cable, telex, electronic or facsimile transmission, addressed to The Bank of New York, 101 Barclay Street, New York, NY 10286, Attention: ADR Client Services, 22 West, tel: (212) 815-2154, fax: (212) 571-3050, or any other address which the Depositary may specify in writing.

Any and all notices to be given to the Exchange Agent shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, courier or by cable, telex, electronic or facsimile transmission, addressed to EquiServe Limited Partnership, 150 Royall Street, Canton, MA 02021, Attention: Charles V. Rossi, tel: (781) 575-2000, fax: (781) 575-4188, or any other address which the Exchange Agent may specify in writing.

Any and all notices to be given to Vodafone AirTouch or AirTouch shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, courier or by cable, telex, electronic or facsimile transmission, addressed to Vodafone AirTouch Public Limited Company, The Courtyard, 2-4 London Road, Newbury, Berkshire RG14 1JX, Attention: Stephen R. Scott, tel: (44-1635) 33251, fax: (44-1635) 580 761, or any other address which the Company may specify in writing to the Depositary. Notice given as aforesaid shall be deemed to be effected when received.

Please confirm your acceptance of the arrangements herein provided by signing and returning to us the enclosed duplicates of this letter.

Very truly yours,

VODAFONE AIRTOUCH PUBLIC LIMITED COMPANY

By:  __________________________________

       Name:

       Title:

AIRTOUCH COMMUNICATIONS, INC.

By:  __________________________________

        Name:

        Title:

Agreed as of the date first above written:

THE BANK OF NEW YORK

By:  __________________________________

        Name:

        Title:

EQUISERVE LIMITED PARTNERSHIP

By:  __________________________________

        Name:

        Title:

ANNEX I

PROCEDURES RELATING TO THE SHARE WARRANT TO BEARER ARRANGEMENTS

The following rules set out the precise procedures to be followed by the Exchange Agent, the Depositary, Vodafone AirTouch and their respective agents and nominees in carrying out transactions under this Agreement in relation to the Vodafone AirTouch Ordinary Shares represented by share warrants to bearer.

These rules are set out in three parts. The first part is relevant only to the Exchange Agent and Vodafone AirTouch. The second part is relevant to the Exchange Agent, the Depositary and Vodafone AirTouch. The third part is relevant only to the Depositary and Vodafone Airtouch.

It is important that these rules are closely followed. Deviation from these rules could result in substantial UK stamp duty or UK stamp duty reserve tax liabilities arising.  Vodafone AirTouch shall ensure that an Officer of Vodafone AirTouch shall be present at all times when share warrants to bearer are created, cancelled or transferred.

Notes

1

“Affiliate” means, with respect to the Exchange Agent or the Depositary, any entity directly or indirectly controlling, controlled by or under common control with, the Exchange Agent or the Depositary, as the case may be.

2

“Officer of the Exchange Agent” means a person authorized by the Exchange Agent to receive and deliver share warrants to bearer on behalf of the Exchange Agent in its role as Exchange Agent pursuant to the Exchange Agent Agreement. This person shall be an employee, director or agent (which agent has been previously approved by Vodafone AirTouch, such approval not to be unreasonably withheld) of the Exchange Agent, or of an affiliate of the Exchange Agent. This person shall not be an employee or director of the Depositary or of an affiliate of the Depositary.

3

“Officer of Vodafone AirTouch” means a person authorized by Vodafone AirTouch to (i) create and deliver and (ii) receive and cancel share warrants to bearer,

4

“Officer of the Depositary” means a person authorized to receive share warrants to bearer on behalf of the Depositary or any agent or nominee thereof, in its role as Depositary pursuant to the Deposit Agreement. This person shall be an employee or director of the Depositary, or of an affiliate of the Depositary.  This person shall not be an employee or director of the Exchange Agent or of an affiliate of the Exchange Agent.

5

“Vault” means the safe custody facility of the Depositary or its agent in London. All the activities described below as taking place in the Vault shall take place within one building. Separate safe deposit boxes in the Vault shall be allocated to each of the Exchange Agent, Vodafone AirTouch and the Depositary. These safe deposit boxes are referred to in these rules as Box A (the Exchange Agent), Box B (Vodafone AirTouch) and Box C (the Depositary). Vodafone AirTouch shall keep a stock of blank share warrants to bearer in Box B.

6

The Officers of the Exchange Agent, Vodafone AirTouch and the Depositary shall be given keys for their respective safe deposit boxes.

7

Following each series of steps undertaken pursuant to and in accordance with Part I, II or III of these procedures, the Officer of Vodafone AirTouch will execute and deliver to the Officer of the Exchange Agent and/or the Officer of the Depositary a certificate stating the time and date of such transactions and certifying as to compliance with the relevant procedures set forth herein.

8

If a share warrant to bearer shall be damaged, defaced, lost, stolen or destroyed, Vodafone AirTouch shall issue and deliver a new share warrant to bearer representing the same Vodafone AirTouch Ordinary Shares to the Exchange Agent or the Depositary, as the case may be, upon request subject to delivery up of the old share warrant to bearer, if damaged or defaced.

Part I - Initial delivery of share warrants to bearer to the Exchange Agent

1

Prior to the following steps, Vodafone Airtouch will have issued Vodafone AirTouch Ordinary Shares in registered form to the Exchange Agent as nominee for the former AirTouch Shareholders. Accordingly, the Exchange Agent will have been entered on the share register of Vodafone AirTouch in respect of those Vodafone AirTouch Ordinary Shares by the registrar, Computershare Services PLC (“Computershare’’), at Computershare’s offices. Share certificates will not have been issued in respect of those Vodafone AirTouch Ordinary Shares.

2

The Exchange Agent will instruct Vodafone AirTouch (in the form set out in Exhibit 1 to this Annex) and Vodafone AirTouch will instruct Computershare to strike the name of the Exchange Agent from the share register, at Computershare’s offices, in respect of those Vodafone AirTouch Ordinary Shares and confirm to the Officer of Vodafone AirTouch that this has been done.

3

In the Vault, once the Officer of Vodafone AirTouch has received this confirmation, the Officer of Vodafone AirTouch will remove a blank share warrant to bearer from Box B and authorize it in respect of those Vodafone AirTouch Ordinary Shares.

4

The Officer of Vodafone AirTouch will then deliver this share warrant to bearer to the Officer of the Exchange Agent.  The delivery will be effected by the physical handing of the share warrant to bearer from the Officer of Vodafone AirTouch to the Officer of the Exchange Agent, with the Officer of Vodafone AirTouch saying the words “I am hereby delivering this share warrant to you as nominee for the AirTouch Shareholders, in accordance with the Exchange Agent Agreement”. Accordingly, following steps 1 to 4, share warrants to bearer will have been issued to all AirTouch Shareholders in the name of the Exchange Agent.

5

The Officer of the Exchange Agent will place the share warrant to bearer it has received in the safe deposit box allocated to the Exchange Agent (Box A).

6

Following steps 2 to 4, the Officer of the Exchange Agent will enter in a record book (the “Exchange Agent’s Share Warrant to Bearer Record Book”) the total of the share warrants to bearer held by the Exchange Agent. The Exchange Agent’s Share Warrant to Bearer Record Book will be a physical ledger and will be kept in the Exchange Agent’s safe deposit box (Box A). No entry may be made in that book by anyone other than the Officer of the Exchange Agent. The Officer of the Exchange Agent will, however, from time to time, if requested by the Officer of Vodafone AirTouch and/or the Officer of the Depositary, show and/or, if requested, provide photocopies of the entries in the Exchange Agent’s Share Warrant to Bearer Record Book to those persons.

Vodafone Airtouch will provide, for the use of the Officer of the Exchange Agent, the Exchange Agent’s Share Warrant to Bearer Record Book. Such Record Book will bear a legend making plain that the Record Book is not a document of title nor an instrument of or agreement to transfer securities.

7

Following a subsequent delivery of share warrants to bearer from Vodafone AirTouch to the Exchange Agent or from the Exchange Agent to the Depositary in accordance with Part II of these rules, the Exchange Agent will update the Exchange Agent’s Share Warrant to Bearer Record Book within the presence of the Officer of Vodafone AirTouch, so as to show the balance of share warrants to bearer remaining in its hands from time to time.

Part II - Subsequent delivery of share warrants to bearer to the Exchange Agent and delivery of share warrants to bearer from the Exchange Agent to the Depositary

A

As and when the Exchange Agent is required to deliver a share warrant to bearer to the Depositary in connection with the exchange of AirTouch Shares for Vodafone AirTouch Ordinary Shares to be represented by Vodafone AirTouch ADSs, the following steps will take place in the Vault:

1

If the Exchange Agent will retain Vodafone AirTouch Ordinary Shares represented by a share warrant to bearer after delivery of a share warrant to bearer to the Depositary, the Officer of the Exchange Agent will remove its share warrant to bearer from Box A and deliver it to the Officer of Vodafone AirTouch (by physically handing it to such Officer) with an oral request that the Officer of Vodafone AirTouch replaces that share warrant to bearer with two share warrants to bearer in respect of specified amounts of Vodafone AirTouch Ordinary Shares, which the Exchange Agent will notify to Vodafone AirTouch at that time (and which will equal in aggregate the number of Vodafone AirTouch Ordinary Shares represented by share warrants to bearer that are held by the Exchange Agent at that time).

2

The Officer of Vodafone AirTouch will cancel the existing share warrant to bearer, remove one blank share warrant to bearer from Box B, and authorize that share warrant to bearer in respect of the number of Vodafone AirTouch Ordinary Shares to be retained by the Exchange Agent.

3

The Officer of Vodafone AirTouch will then deliver to the Officer of the Exchange Agent such new share warrant to bearer. The delivery will be effected by the physical handing of the share warrant to bearer from the Officer of Vodafone AirTouch to the Officer of the Exchange Agent, with the Officer of Vodafone AirTouch saying the words, “I am hereby delivering this share warrant to bearer to you pursuant to your request as nominee for the AirTouch Shareholders, in accordance with the Exchange Agent Agreement”.

4

The Officer of the Exchange Agent will put the share warrant to bearer in respect of the Vodafone AirTouch Ordinary Shares to be retained by the Exchange Agent into Box A.

5

The Officer of Vodafone AirTouch will then remove one blank share warrant to bearer from Box B and authorize that share warrant to bearer in respect of the number of Vodafone AirTouch Ordinary Shares to be delivered to the Depositary.

6

The Officer of Vodafone AirTouch will deliver to the Officer of the Exchange Agent such new share warrant to bearer. The delivery will be effected by the physical handing of the share warrant to bearer from the Officer of Vodafone AirTouch to the Officer of the Exchange Agent, with the Officer of Vodafone AirTouch saying the words, “I am hereby delivering this share warrant to bearer to you pursuant to your request as nominee for the AirTouch Shareholders, in accordance with the Exchange Agent Agreement”.

7

The Officer of the Exchange Agent will deliver such share warrant to bearer to the Officer of the Depositary. The delivery will be effected by the physical handing of the share warrant to bearer from the Officer of the Exchange Agent to the Officer of the Depositary, with the Officer of the Exchange Agent saying the words, “I am hereby delivering this share warrant to bearer to you in your capacity as Depositary, in accordance with the Deposit Agreement”. This will take place in the presence of the Officer of Vodafone AirTouch. The Officer of the Exchange Agent will then update the Exchange Agent’s Share Warrant to Bearer Book accordingly (see above).

8

The Officer of the Depositary will put the share warrant to bearer which has been delivered to him in the safe deposit box allocated to the Depositary (Box C).

Steps 1 to 8 above will be repeated as appropriate. If the Exchange Agent will not retain Vodafone AirTouch Ordinary Shares represented by a share warrant to bearer after delivery of a share warrant to bearer to the Depositary, only steps 5 to 8 above apply.

B

In the event that any AirTouch Stock Option Holders have exercised their option to receive Vodafone AirTouch Ordinary Shares represented by Vodafone AirTouch ADSs, the following stops will take place in the Vault:

1

Prior to the following steps, Vodafone AirTouch will have issued Vodafone AirTouch Ordinary Shares in registered form to the Exchange Agent as nominee for such AirTouch stock Option Holders. Accordingly, the Exchange Agent will have been entered on the share register of Vodafone AirTouch in respect of those Vodafone AirTouch Ordinary Shares by Computershare at Computershare’s offices. Share certificates will not have been issued in respect of those Vodafone Ordinary Shares.

2

In such case, the Exchange Agent will instruct Vodafone AirTouch (in the form set out in Exhibit II to this Annex) and Vodafone AirTouch will instruct Computershare to strike the name of the Exchange Agent from the share register, at Computershare’s offices, in respect of those Vodafone AirTouch Ordinary Shares and confirm to the Officer of Vodafone AirTouch that this has been done.

3

In the Vault, once the Officer of Vodafone AirTouch has received this confirmation, the Officer of Vodafone AirTouch will remove a blank share warrant to bearer from Box B and authorize it in respect of those Vodafone AirTouch Ordinary Shares.

4

The Officer of Vodafone AirTouch will then deliver this share warrant to bearer to the Officer of the Exchange Agent. The delivery will be effected by the physical handing of the share warrant to bearer from the Officer of Vodafone AirTouch to the Officer of the Exchange Agent, with the Officer of Vodafone AirTouch saying the words “I am hereby delivering this share warrant to you as nominee for the AirTouch Stock Option Holders, in accordance with the Exchange Agent Agreement”. Accordingly, following steps 1 to 4, share warrants, to bearer will have been issued to such AirTouch Stock Option Holders in the name of the Exchange Agent.

5

The Officer of the Exchange Agent will deliver such share warrant to bearer to the Officer of the Depositary. The delivery will be effected by the physical handing of the share warrant to bearer from the Officer of the Exchange Agent to the Officer of the Depositary, with the Officer of the Exchange Agent saying the words, “I am hereby delivering this share warrant to bearer to you in your capacity as Depositary, in accordance with the Deposit Agreement”. This will take place in the presence of the Officer of Vodafone AirTouch.

6

The Officer of the Depositary will put the share warrant to bearer which has been delivered to him in the safe deposit box allocated to the Depositary (Box C).

C

In the event that any Class C Shareholders have converted their Class C Shares into Vodafone AirTouch Ordinary Shares represented by Vodafone AirTouch ADSs, the following steps will take place in the Vault:

1

Prior to the following steps, Vodafone AirTouch will have issued Vodafone AirTouch Ordinary Shares in registered form to the Exchange Agent as nominee for such Class C Shareholders. Accordingly, the Exchange Agent will have been entered on the share register of Vodafone AirTouch in respect of those Vodafone AirTouch Ordinary Shares by Computershare at Computershare’s offices. Share certificates will not have been issued in respect of those Vodafone Ordinary Shares.

2

In such case, the Exchange Agent will instruct Vodafone AirTouch (in the form set out in Exhibit III to this Annex) and Vodafone AirTouch will instruct Computershare to strike the name of the Exchange Agent from the share register, at Computershare’s offices, in respect of those Vodafone AirTouch Ordinary Shares and confirm to the Officer of Vodafone AirTouch that this has been done.

3

In the Vault, once the Officer of Vodafone AirTouch has received this confirmation, the Officer of Vodafone AirTouch will remove a blank share warrant to bearer from Box B and authorize it in respect of those Vodafone AirTouch Ordinary Shares.

4

The Officer of Vodafone AirTouch will then deliver this share warrant to bearer to the Officer of the Exchange Agent. The delivery will be effected by the physical handing of the warrant to bearer from the Officer of Vodafone AirTouch to the Officer of the Exchange Agent, with the Officer of Vodafone AirTouch saying the words “I am hereby delivering this share warrant to you as nominee for the Class C Shareholders, in accordance with the Exchange Agent Agreement”. Accordingly, following step 1 to 4, share warrants to bearer will have been issued to such Class C Shareholders in the name of the Exchange Agent.

5

The Officer of the Exchange Agent will deliver such share warrant to bearer to the Officer of the Depository. The delivery will be effected by the physical handing of the share warrant to bearer from the Officer of the Exchange Agent to the Officer of the Depositary, with the Officer of the Exchange Agent saying the words, “1 am hereby delivering this share warrant to bearer to you in your capacity as Depositary, in accordance with the Deposit Agreement”. This will take place in the presence of the Officer of Vodafone AirTouch.

6

The Officer of the Depositary will put the share warrant to bearer which has been delivered to him in the safe deposit box allocated to the Depositary (Box C).

D

In addition, on every occasion that share warrants to bearer have been delivered to the Depositary (except the first), the following steps will be taken to consolidate the share warrants to bearer held by the Depositary into one share warrant to bearer:

1

The Officer of the Depositary will remove the share warrant or warrants to bearer it has just received and the existing share warrant to bearer it previously held from Box C (where it has just put them) and deliver them (by physically handing them over) to the Officer of Vodafone AirTouch with an oral request that the Officer of Vodafone AirTouch replaces the share warrants to bearer with a single, consolidated share warrant to bearer.

2

The Officer of Vodafone AirTouch will cancel the existing share warrants to bearer, remove one new blank share warrant to bearer from Box B, and authorize that share warrant to bearer in respect of the aggregate number of shares represented by the cancelled share warrants to bearer.

3

The Officer of Vodafone AirTouch will then deliver to the Officer of the Depositary the new share warrant to bearer. The delivery will be effected by the physical handing over of the share warrant to bearer from the Officer of Vodafone AirTouch to the Officer of the Depositary.

After the steps enumerated in paragraphs A, B and C Above, the Depositary will enter in a record book (the “Depositary’s Share Warrant to Bearer Record Book”) the total of the share warrants to bearer held by the Depositary, indicating how many Vodafone AirTouch Ordinary Shares represented by the share warrants to bearer were issued upon the exchange of AirTouch Common Shares, how many were issued upon the exercise of former AirTouch Stock Options and how many were issued upon the conversion of Class C Shares. The Depository’s Share Warrant to Bearer Record Book will be a physical ledger and will be kept in the Depository’s safe deposit box (Box C). No entry may be made in that book by anyone other that the Officer of the Depositary. The Officer of the Depositary will, however, from time to time, if requested by the Officer of Vodafone AirTouch and/or the Officer of the Exchange Agent, show and/or, if requested, provide photocopies of the entries in the Depository’s Share Warrant to Bearer Record Book to those persons.

Vodafone AirTouch will provide, for the use of the Officer of the Depositary, the Depositary’s Share Warrant to Bearer Record Book. This will bear a legend making plain that the Record Book is not a document of title nor an instrument of or agreement to transfer securities.

Part III - Breaking of the Bearer Share Warrant by the Depositary

In the future some Vodafone Airtouch ADR holders may request withdrawal of the underlying Vodafone AirTouch Ordinary Shares from the ADR deposit facility. If they do, the Depositary must transfer to them Vodafone AirTouch Ordinary Shares in registered form, not in the form of share warrants to bearer. This will be effected in one of two ways, depending on how many Vodafone AirTouch Ordinary Shares the Depositary holds in registered form at the time such request is made.

First Method

If the Depositary holds a sufficient number of Vodafone AirTouch Ordinary Shares in registered form to satisfy such a request, the Depositary will transfer the appropriate number of registered Vodafone AirTouch Ordinary Shares from the name of the Depositary (or its nominee) into the name of the ADR holder, or its nominee, as appropriate.

Second Method

If the Depositary does not have a sufficient number of Vodafone AirTouch Ordinary Shares in registered form to satisfy the request, or if satisfaction of the request would reduce the Depositary’s stock of Vodafone AirTouch Ordinary Shares in registered form below 50 million in number (or such other amount as Vodafone AirTouch may notify the Depositary in writing from time to time) (the “Buffer Amount’’), the Depository will be required to convert some of the Vodafone AirTouch Ordinary Shares that are in the form of Share warrants to bearer into registered form.  This will be effected as follows:

1

The Officer of the Depositary will remove the share warrant to bearer from Box C and deliver it to the Officer of Vodafone AirTouch (by physically handing it to such Officer) in the Vault with an oral request that the Officer of Vodafone AirTouch (i) puts the Depositary (or its nominee) on the register in respect of the requisite number (see below) of the Vodafone AirTouch Ordinary Shares represented by the existing share warrant to bearer that are now to be converted to registered form and (ii) if the Depository will retain Vodafone AirTouch Ordinary Shares represented by share warrant to bearer after step (i), delivers a new share warrant to bearer to the Officer of the Depository in respect of the balance of Vodafone AirTouch Ordinary Shares that are to remain in the form of share warrants to bearer.

2

The Officer of Vodafone AirTouch will cancel the existing share warrant to bearer and, if the Depositary will retain Vodafone Air Touch Ordinary Shares represented by a share warrant to bearer, remove a blank share warrant to bearer from Box B, authorize the new share warrant to bearer in respect of the remaining number of Vodafone AirTouch Ordinary Shares and deliver the share warrant to bearer to the Officer of the Depositary (by physically handing it to such Officer). The Officer of the Depositary will put the new share warrant to bearer into Box C.

3

Vodafone AirTouch will procure that the Depositary (or its nominee) will be put on the register in respect of the relevant number of Vodafone AirTouch Ordinary Shares on the same business day in accordance with normal market practices.

4

After steps 1 to 3 above have taken place, the Depositary will update the total of the share warrants to bearer that it holds in the Depositary’s Share Warrant to Bearer Record Book (see Part II)

5

Unless Vodafone AirTouch agrees otherwise, the frequency with which steps 1 to 4 will be carried out, and also the proportions into which the share warrant to bearer should be broken, will be:

(a)

during the period of six weeks from the start of these arrangements, as often as is required (including if necessary on a daily basis) and in such amounts that the exact number of registered shares are created on each occasion as are required to maintain the Buffer Amount after taking account of the number of Vodafone AirTouch Ordinary Shares to be transferred;

(b)

thereafter, as often as is required (but with the intent that such steps will not be carried out more frequently than on a weekly basis) and in such amounts that, accordingly, the number of registered shares that are created is equal to the aggregate of the Buffer Amount plus the Depository’s best reasonable estimate (based on recent experience and any other relevant known factors) of the number of registered shares required to be created on that day and over the following five business days.

EXHIBIT I

[Equiserve Letterhead]

[date]

Vodafone AirTouch Public Limited Company

The Courtyard

2-4 London Road

Newbury

Berkshire RG14 1JX

Attention: Stephen R. Scott

Dear Sir:

In accordance with the procedures set forth in Annex I of the Procedures Agreement, dated as of ____________________, 1999 (the “Procedures Agreement”), between Vodafone AirTouch Public Limited Company, The Bank of New York, Equiserve Limited Partnership and AirTouch Communications, Inc., the undersigned hereby instructs you to strike the name of EquiServe Limited Partnership or its nominee from the share register of Vodafone AirTouch Public Limited Company with respect to the ______ ordinary shares, nominal value $0.10 each, of Vodafone AirTouch Public Limited Company (the “Shares”) held by Equiserve Limited Partnership or its nominee on behalf of the shareholders of AirTouch Communications, Inc. and to deliver to the undersigned a share warrant to bearer representing the Shares.

Very truly yours,

Equiserve Limited Partnership

By:_______________________________

Name:

Title:

EXHIBIT II

[EquiServe Letterhead]

[date]

Vodafone AirTouch Public Limited Company

The Courtyard

2-4 London Road

Newbury

Berkshire RG14 1JX

Attention: Stephen R. Scott

Dear Sir:

In accordance with the procedures set forth in Annex I of the Procedures Agreement, dated as of ________________, 1999 (the “Procedures Agreement”), between Vodafone AirTouch Public Limited Company, The Bank of New York, EquiServe Limited Partnership and AirTouch Communications, Inc., the undersigned hereby instructs you to strike the name of EquiServe Limited Partnership or its nominee from the share register of Vodafone AirTouch Public Limited Company with respect to the ______ ordinary shares, nominal value $0.10 each, of Vodafone AirTouch Public Limited Company (the “Shares”) held by EquiServe Limited Partnership or its nominee on behalf of holders of stock options of AirTouch Communications, Inc. and to deliver to the undersigned a share warrant to bearer representing the Shares.

Very truly yours,

EquiServe Limited Partnership

By:_______________________________

Name:

Title:

EXHIBIT III

[Equiserve Letterhead]

[date]

Vodafone AirTouch Public Limited Company

The Courtyard

2-4 London Road

Newbury

Berkshire RG14 1JX

Attention: Stephen R. Scott

Dear Sir:

In accordance with the procedures set forth in Annex I of the Procedures Agreement, dated as of June 30, 1999 (the “Procedures Agreement”), as amended, between Vodafone AirTouch Public Limited Company, The Bank of New York, Equiserve Limited Partnership and AirTouch Communications, Inc., the undersigned hereby instructs you to strike the name of Equiserve Limited Partnership or its nominee from the share register of Vodafone AirTouch Public Limited Company with respect to the ______ ordinary shares, nominal value $0.10 each, of Vodafone AirTouch Public Limited Company (the “Shares”) held by Equiserve Limited Partnership or its nominee on behalf of holders of 4.25% Class C Convertible Preferred Stock, Series 1996, of AirTouch Communications, Inc. and to deliver to the undersigned a share warrant to bearer representing the Shares.

Very truly yours,

Equiserve Limited Partnership

By:______________________________

Name:

Title: